                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]      Preliminary proxy statement           [ ]       Confidential, for use of the
[X]      Definitive proxy statement                      Commission only
[ ]      Definitive additional materials                 (as permitted by Rule 14a-6(e)(2))
[ ]      Soliciting material under Rule 14a-12

                           FIRST NATIONAL CORPORATION
                           --------------------------
                (Name of Registrant as Specified in Its Charter)


      --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                           FIRST NATIONAL CORPORATION
                         950 JOHN C. CALHOUN DRIVE, S.E.
                        ORANGEBURG, SOUTH CAROLINA 29115

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2001

TO THE SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of First National Corporation, a South Carolina corporation (the "Company"), will be held at the Liberty Room, 1857 Joe S. Jeffords Highway, Orangeburg, South Carolina at 2:00 p.m., on April 24, 2001, for the following purposes:

         (1) To elect six directors of the Company to serve three-year terms, two directors to serve two-year terms and one director to serve a one-year term.

         (2) To ratify the appointment of J.W. Hunt and Company, LLP, as independent auditors for the Company for the fiscal year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only record holders of Common Stock of the Company at the close of business on March 23, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and its 2000 Annual Report to Shareholders (which includes its 2000 Annual Report on Form 10-K) are enclosed with this Notice.

         You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT TELEPHONE NUMBER (803) 534-2176. IF YOU ARE A RECORD SHAREHOLDER AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                          By Order of the Board of Directors



                                          James C. Hunter, Jr.
                                          Secretary

Orangeburg, South Carolina
March 27, 2001

                           FIRST NATIONAL CORPORATION
                         950 JOHN C. CALHOUN DRIVE, S.E.
                        ORANGEBURG, SOUTH CAROLINA 29115

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2001

         This Proxy Statement is furnished to shareholders of First National Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company" or "First National" or "FNC"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Liberty Room, 1857 Joe S. Jeffords Highway, Orangeburg, South Carolina at 2:00 p.m., on April 24, 2001 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 30, 2001.

         The Company has its principal executive offices at 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115. The Company's telephone number is
(803) 534-2176.

                                  ANNUAL REPORT

         The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing the Company's fiscal year ended December 31, 2000 financial statements) is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

         Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to First National Corporation, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, Attention:
James C. Hunter, Jr. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

         The Company's only voting security is its $2.50 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 23, 2001 (the "Record Date"), the Company had issued and outstanding 7,011,201 shares of Common Stock, which were held of record by approximately 4,100 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

         The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so- called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

         Provided a quorum is established at the meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld or shares that are not voted in the election of directors (including brokers non-votes) will have no effect on the outcome of the election of directors. Cumulative voting will not be permitted.

         All other matters which may be considered and acted upon at the Annual Meeting, including ratification of J. W. Hunt and Company, LLP as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Votes that are withheld or shares that are not voted (including brokers non-votes) will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

         Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as accountants for the fiscal year ending December 31, 2001. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

         Any shareholder of the Company desiring to present a proposal for action at the 2002 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 29, 2001 if such proposal is to be considered for inclusion in the 2002 proxy materials. Only proper proposals that are timely received will be included in the Company's 2002 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the Secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice must set forth the name of the nominee, his or her address, the number of shares of stock owned by the nominee and the name and address of the shareholder making the nomination. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of March 23, 2001, the number and percentage of outstanding shares beneficially owned by (i) each director of the Company, (ii) each person named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock.

NAME                                            BENEFICIALLY OWNED(1)     PERCENT OF SHARES OUTSTANDING(2)
----                                            ---------------------     --------------------------------
Colden R. Battey, Jr.(3)                               81,945                          1.2%
Luther J. Battiste, III                                   316                             (*)
Thomas S. Camp(1)(4)                                    3,426                             (*)
Charles W. Clark                                       76,182                          1.1%
William W. Coleman, Jr.(5)                             14,592                             (*)
M. Oswald Fogle                                         8,940                             (*)
Dwight W. Frierson(6)                                   7,523                             (*)
John L. Gramling, Jr.(3)                                6,325                             (*)
Richard L. Gray                                        84,302                          1.2%
Robert R. Hill, Jr.(1)(5)                              24,637                             (*)
C. John Hipp, III(1)(5)(7)                             61,620                             (*)
Robert R. Horger(3)                                    29,338                             (*)
Harry M. Mims, Jr                                      31,942                             (*)
Ralph W. Norman(3)                                      5,264                             (*)
Anne H. Oswald                                          1,269                             (*)
John C. Pollok(1)(3)(4)                                 9,530                             (*)
Samuel A. Rodgers                                      14,138                             (*)
James W. Roquemore                                     22,165                             (*)
James A. Shuford, III(1)(4)                            23,037                             (*)
Thomas E. Suggs                                         1,923                             (*)
A. Dewall Waters                                       26,244                             (*)
John W. Williamson, III                                31,665                             (*)
Cathy Cox Yeadon(3)                                     9,240                             (*)

All directors and executive
officers as a group (28 Persons)(1)(4)(5)             663,332                          9.3%

----------------
(*)Indicates less than one percent of the outstanding First National Common
Stock.

(1) Includes the following number of shares of common stock that may be currently acquired through the exercise of vested stock options: Mr. Camp, 2,950 shares; Mr. Hill, 12,850 shares; Mr. Hipp, 20,880 shares; Mr. Pollok, 7,430 shares; Mr. Shuford, 375 shares; and all directors and executive officers as a group, 83,135 shares.

(2) Based on the number of shares outstanding or acquirable by directors and executive officers through vested stock options at March 23, 2001.

(3) Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Battey, 18,043 shares; Mr. Gramling, 748 shares; Mr. Horger, 3,458 shares; Mr. Norman, 1,278 shares; Mr. Pollok, 420 shares; and Ms. Yeadon, 3,700 shares.

(4) Includes shares held as of December 31, 2000 by First National under the Company's Employee Savings Plan, as follows: Mr. Camp, 376 shares; Mr. Pollok, 508 shares; Mr. Shuford, 629 shares; and all directors and executive officers as a group, 4,898 shares.

(5) Includes shares owned in partnerships that hold only FNC stock. The partnerships require unanimous partner consent to vote or dispose of any shares of the stock. Partnership interests are included in the totals above, as follows: Mr. Coleman, 6,686 shares; Mr. Hill, 6,686 shares; Mr. Hipp, 12,478 shares; and all directors and executive officers as a group, 25,850 shares.

(6) Excludes 5,805 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the disposition of these shares on that company's behalf.

(7) Includes 11,977 shares of restricted stock granted to Mr. Hipp, over which he has full voting privileges. Mr. Hipp is currently 50% vested in the shares and will be vested in the remaining 50% in May 2003.

                              ELECTION OF DIRECTORS

         The Articles of Incorporation of First National provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The board of directors of First National has set the number of directors at 20. John L. Gramling, Jr., Robert R. Horger, Harry M. Mims, Jr., Cathy Cox Yeadon and James W. Roquemore, all of whom currently are directors of First National and whose terms expire at the annual meeting, and John W. Williamson III, M. Oswald Fogle, Thomas E. Suggs and Luther
J. Battiste III, who are not presently directors of First National Corporation but who are directors of First National Bank, have been nominated by the First National board of directors for reelection or election by the shareholders. First National's bylaws provide that no shareholder may nominate a person for election as a director of First National unless the shareholder has notified the Secretary of First National in writing not less than 45 days prior to the meeting at which directors are to be elected. Such notice must set forth the name of the nominee, his or her address, the number of shares of First National stock owned by the nominee and the name and address of the shareholder making the nomination.

         The table below sets forth the name, age and business experience for the past five years for each of the Director Nominees and current Directors of First National Corporation.

                  Director Nominees for Terms to Expire in 2004

                              YEAR ELECTED
NAME AND AGE                    DIRECTOR        BUSINESS EXPERIENCE FOR THE PAST FIVE YEARS
------------                  ------------      -------------------------------------------
John L. Gramling, Jr.(68)        1974(*)        Farmer.

Robert R. Horger(50)             1991           Chairman of the Board of First National Corporation
                                                and First National Bank since 1998; from 1994 to
                                                1998, Vice Chairman of the Board, First National
                                                Corporation and First National Bank; Attorney,
                                                Horger, Barnwell and Reid in Orangeburg, South
                                                Carolina.

Harry M. Mims, Jr.(58)           1988           President of J. F. Cleckley & Company, a company engaged
                                                in site development.

Cathy Cox Yeadon(50)             1997           Human Resources Manager of Cox Wood Preserving
                                                Co., Inc., a wood preserver.

James W. Roquemore(44)           1994           Chief Executive Officer, Patten Seed Company, Inc.
                                                in Lakeland, Georgia and General Manager of Super-Sod/Carolina,
                                                a company that produces and markets turf, grass, sod
                                                and seed. Owner and operator of golf courses in Georgia.

John W. Williamson, III(52)       N/A           President of J.W. Williamson Ginnery, Inc., a cotton gin and warehouse that operates a grain elevator, produces
                                                fertilizers, and buys and sells agricultural
                                                products.


                                  Director Nominees for Terms to Expire in 2003

M. Oswald Fogle(56)              N/A            President of Decolam Inc., a company engaged in the lamination of boards and general warehousing.

Thomas E. Suggs(52)              N/A            President and Chief Executive Officer of Rooney McArthur and Suggs, Inc.,
                                                an insurance agency.


                                   Director Nominee for Term to Expire in 2002

Luther J. Battiste, III(51)      N/A            Partner in the firm Johnson, Toal and Battiste, P.A., Attorneys at Law,
                                                Columbia, S.C. and Orangeburg, S.C.

                  Current Directors Whose Terms Expire in 2003

Charles W. Clark(50)            1993         President of Santee Shores, Inc., a company engaged in the development and management of real estate.

C. John Hipp, III(49)           1994         President and Chief Executive Officer of First National Corporation since
                                             1994; Chief Executive Officer of First National Bank; President and Chief
                                             Executive Officer of First National Bank from 1994 to 2000; President of
                                             Rock Hill National Bank and Rock Hill National Bank Corporation from
                                             1990 to 1994.

Dwight W. Frierson(44)          1996         Vice Chairman of the Board, First National Corporation and First National
                                             Bank  since 1999; Vice President and General Manager of Coca-Cola
                                             Bottling Company of Orangeburg.

Colden R. Battey, Jr.(64)       1999         Senior partner of Harvey & Battey Law Firm, Beaufort, South Carolina.

Richard L. Gray(69)             1999         Chairman of the Board of Grayco, a lumber and home products company.


                                  Current Directors Whose Terms Expire in 2002

William W. Coleman, Jr.(50)     1999         President and Chief Executive Officer of Florence County National Bank
                                             since April 1998; Organizer of Florence County National Bank from
                                             September 1997 to April 1998; Area Executive of National Bank of South
                                             Carolina from 1992 to 1997.

Robert R. Hill, Jr.(34)         1996         President and Chief Operating Officer of First National Bank since May
                                             2000; Senior Executive Vice President and Chief Operating Officer of First
                                             National Bank from January 1999 to May 2000; President of the National
                                             Bank of York County from July 1996 to January 1999; Organizer of the
                                             National Bank of York County from October 1995 to July 1996.

Ralph W. Norman(46)             1996         President of Warren Norman Co., Inc., a real estate brokerage firm.

Anne H. Oswald(52)              1991         Partner, Oswald and White Realty, a real estate brokerage agency.

Samuel A. Rodgers(68)           1998         Vice Chairman of Carolina Eastern, Inc., a distributor of agricultural products;  Chairman of the Board, Florence County National Bank.

A. Dewall Waters(55)            1987         Partner, Main Waters Enterprises, a partnership which owns and operates
                                             McDonald's Restaurants.

(*) Includes service as a director of First National Bank prior to the formation of First National in 1985.

COMPENSATION OF DIRECTORS

         During 2000, First National directors each received an annual retainer of $1,200, payable quarterly, plus a fee of $250 per month. In addition, members of the executive committee were paid at the rate of $150 per week. Members of the audit committee were paid $100 per committee meeting attended. Directors who are also officers of First National or its subsidiaries do not receive any such fees.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During 2000, the board of directors of First National held four regular meetings. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors of First National held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the board of directors of First National on which he or she served.

         The board of directors of First National maintains audit, compensation, executive and policy committees. The functions, composition and frequency of meetings for these Committees during 2000 were as follows:

         Audit Committee - The audit committee is composed of M. Oswald Fogle, Chairman, Colden R. Battey, Jr., Ralph W. Norman and E. Everett Gasque, Jr. The audit committee held 10 meetings in 2000. The audit committee recommends to the board of directors the appointment of independent auditors, reviews with the independent auditors the recommendations and results of the audit engagement, maintains direct reporting responsibility and regular communication with the internal audit staff of First National Bank, Florence County National Bank, National Bank of York County, and CreditSouth Financial Services Corporation, reviews the scope and the results of the audits of the Company's internal audit department and other matters pertaining to First National's accounting and financial reporting functions, approves the services to be performed by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of First National's, First National Bank's, Florence County National Bank's, National Bank of York County's, and CreditSouth Financial Services Corporation's systems of internal accounting controls.

         Executive Committee - The executive committee is composed of Robert R. Horger, Chairman, Dwight W. Frierson, James W. Roquemore, Charles W. Clark, Harry M. Mims, Jr., Richard L. Gray, Thomas E. Suggs, and C. John Hipp, III. The board of directors of First National may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the board of directors in the management of the affairs of First National. The executive committee also acts as nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The executive committee will consider nominees recommended by record shareholders if the nomination is in writing and delivered to the Secretary of First National not less than 45 days prior to the meeting of shareholders at which directors are to be elected. The written nomination must state the name, address and number of shares owned by the nominee, and the name and address of the shareholder making the nomination. The executive committee met 24 times in 2000.

         Compensation Committee - The compensation committee is composed of A. Dewall Waters, Chairman, Charles W. Clark, Colden R. Battey, Jr., and Harry M. Mims, Jr. The compensation committee met three times in 2000. The compensation committee evaluates the performance of the executive officers of First National and recommends to the board of directors, through the executive committee, matters concerning compensation, salaries, and other forms of executive compensation to officers of First National Bank, National Bank of York County, Florence County National Bank and CreditSouth Financial Services Corporation.

         Policy Committee - The policy committee is composed of Dwight W. Frierson, Chairman, Robert R. Horger, C. John Hipp, III, Charles W. Clark, Harry
M. Mims, Jr., Richard L. Gray, Thomas E. Suggs, and James W. Roquemore. The primary purpose of the policy committee is to recommend new policies and review present policies of First National. The policy committee met six times in 2000.

                             EXECUTIVE COMPENSATION

         The following table summarizes for the years indicated current and long-term compensation for the Chief Executive Officer of First National and the four most highly compensated executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL                                    LONG TERM
                                            COMPENSATION(1)                          COMPENSATION AWARDS
                                       ------------------------                     ---------------------
                                                                     LONG-TERM
NAME AND                 YEAR          SALARY          BONUS(2)     RESTRICTED      SECURITIES UNDERLYING       ALL OTHER
PRINCIPAL POSITION       ----          ------          --------   STOCK AWARDS(4)       OPTIONS(#)(5)        COMPENSATION(6)
------------------                                                ---------------   ---------------------    ---------------
C. John Hipp, III        2000         $236,301          $100,597         --                    --                $ 6,191
President and Chief      1999          225,512            85,737         --                 9,600                  5,858
Executive Officer        1998          204,721            68,875         --                    --                  5,556

Robert R. Hill, Jr       2000         $150,882          $ 54,766         --                    --                $ 4,743
President and COO        1999          123,976            55,915         --                 5,200                  4,851
First National Bank      1998          105,077             6,000         --                    --                  3,245

James A. Shuford, III    2000         $160,361          $ 34,421         --                    --                $ 4,459
Executive Vice           1999(3)       218,170             7,167         --                 1,500                  3,363
President                1998(3)       117,605            17,760         --                    --                 13,325

Thomas S. Camp           2000         $135,927          $ 39,800         --                    --                $ 4,235
President and CEO        1999          123,887            32,660         --                 1,800                  3,009
National Bank of         1998            9,231                --         --                    --                    242
York County

John C. Pollok           2000         $113,003            51,512         --                    --                $ 3,642
Executive Vice           1999           83,718            49,970         --                 2,000                  2,505
President                1998           73,775             4,000         --                    --                  2,296

(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.

(2) Figures shown represent actual cash bonuses paid during the year indicated. First National's bank subsidiaries maintain incentive compensation plans. Amounts payable under the incentive compensation plans are based on First National's performance in terms of its return on equity for any calendar year. The First National Bank compensation committee sets performance goals for First National at the beginning of any calendar year. The board of directors of First National, however, has the discretion to change during any year the performance goals, payment amounts and other requirements of the incentive compensation plan. The incentive compensation plan creates an "incentive pool" determined by multiplying a certain percentage of the banks' income over a stated percentage return on equity for the calendar year. Amounts paid into the incentive pool are distributed to participating employees based on the individual employee's merit and salary level.

         Additionally, the executive officers participate in an incentive plan that provides cash incentive payments based on the executive's performance in accomplishing specific goals. These payments are derived from a pool of funds established by the Compensation Committee at tiered levels based on meeting and exceeding planned net income targets.

(3) Included in Mr. Shuford's salary for 1999 is a total of $75,000 paid in satisfaction of his employment agreement as CEO of First Bancorporation, which the Company acquired in September 1999. Also, all of the 1998 and approximately three- fourths of the 1999 compensation totals for Mr. Shuford were paid by First Bancorporation prior to its acquisition by First National.

(4) No shares of restricted stock were granted to executive officers during 2000, 1999, and 1998. The value of restricted stock holdings by Mr. Hipp at December 31, 2000 was $136,106.

(5) The incentive stock option awards in 1999 set forth above correct the inadvertent omission of these totals in last year's Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2000.

(6) Includes contributions by First National's subsidiaries through matching or discretionary contributions to their employee savings plans allocated to the named executive officers' accounts, and term life insurance premiums paid by First National's subsidiaries for the benefit of the named executive officers as follows:

                                         EMPLOYEE SAVINGS PLAN       LIFE INSURANCE PREMIUMS
                                         ---------------------       -----------------------
C. John Hipp, III           2000                $ 3,400                      $ 2,791
                            1999                  3,200                        2,658
                            1998                  3,200                        2,356

Robert R. Hill, Jr.         2000                  2,931                        1,812
                            1999                  2,401                        1,450
                            1998                  2,150                        1,095

James A. Shuford, III       2000                  2,780                        1,679
                            1999(3)               2,795                          568
                            1998(3)               2,966                       10,259

Thomas S. Camp              2000                  2,640                        1,595
                            1999                  1,559                        1,450
                            1998                     --                          242

John C. Pollok              2000                  2,192                        1,450
                            1999                  1,539                          966
                            1998                  1,468                          828

         The employee savings plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all First National Bank employees.

                              EMPLOYMENT AGREEMENT

         In September 1999, C. John Hipp, III, entered into an amended and restated employment and noncompetition agreement with First National providing for his employment as President and Chief Executive Officer of First National. The term of the amended agreement began September 30, 1999 and continues for three years. The agreement provides that on each anniversary date beginning September 30, 2000, the term shall be extended for one year (so that on each anniversary date the term will be three years), unless at least 60 days prior to any anniversary date either Mr. Hipp or the Company gives to the other notice in writing of non-renewal. The agreement provides for compensation for Mr. Hipp at the 1999 level or a greater rate set by the board of directors of First National or by a committee appointed by the board of directors, plus fringe benefits and reimbursement of expenses. If Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or by First National following a change in control and while this agreement is in effect, Mr. Hipp will be entitled to continued compensation at an amount equal to the product of 2.99 multiplied by his "Base Amount" as defined in Section 280G(b)(3) of the Internal Revenue Code (generally the previous 5 tax years' annual compensation), such amount to be paid over 36 months or in lump sum at Mr. Hipp's discretion. If Mr. Hipp is terminated without cause or because of death or disability, Mr. Hipp (or his estate) will be entitled to be paid his then current base salary plus health and dental insurance coverages for a period of one year from the date of such termination. During his employment and for 12 months following any termination described above, Mr. Hipp has agreed not to compete with the Company through accepting traditional banking services employment in any county where the Company is conducting business, solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company.

RESTRICTED STOCK PLAN

         On January 25, 1996, the board of directors of First National approved the issuance of restricted stock to C. John Hipp, III, President and Chief Executive Officer of First National. On March 7, 1996, the board of directors fixed the number of restricted shares issuable at 11,977 (after giving effect to all stock dividends and splits since the date of original grant). The grant is conditioned upon continued employment of Mr. Hipp as Chief Executive Officer of First National at each vesting date as follows: a) 25% of the shares vest free of restrictions in 1999; b) an additional 25% of the shares vest free of restrictions in 2001; and c) the remaining 50% of the shares vest free of restrictions in 2003. Termination of Mr. Hipp's employment as Chief Executive Officer for any reason (except death or change in control of First National) prior to a vesting date would terminate any interest in non-vested shares. Prior to vesting of the shares, as long as Mr. Hipp remains Chief Executive Officer of First National, he will have the right to vote such shares and to receive dividends paid with respect to such shares. All restricted shares will fully vest in the event of a change in control of First National or upon the death of Mr. Hipp while serving as Chief Executive Officer.

                                  STOCK OPTIONS

         The following table shows the total number of options held at December 31, 2000. None of the executive officers listed below exercised any options during 2000.

     AGGREGATED OPTION EXERCISES DURING 2000 AND YEAR END 2000 OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING                   VALUE OF UNEXERCISED
                           SHARES                      UNEXERCISED OPTIONS(1)           IN-THE-MONEY OPTIONS(2)
                        ACQUIRED ON      VALUE      ----------------------------     ------------------------------
EXECUTIVE OFFICER         EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
-----------------       -----------    --------     -----------    -------------     -----------      -------------
C. John Hipp, III            --           --           20,880          7,200           $26,519           $ -0-
Robert R. Hill, Jr           --           --           12,850          3,900            16,574             -0-
James A. Shuford, III        --           --              375          1,125               -0-             -0-
Thomas S. Camp               --           --            2,950          3,850               -0-             -0-
John C. Pollok               --           --            7,430          1,500             9,945             -0-

(1) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officers at year end 2000. The number of shares subject to options which were exercisable and unexercisable at year end 2000 is displayed. The number of options granted has been adjusted to reflect all stock splits and stock dividends.

(2) Dollar amounts shown represent the value of "in-the-money" stock options held by the indicated executive officers at December 31, 2000. Shares subject to an option are considered to be "in-the-money" if the fair market value at December 31, 2000 of shares of First National stock exceeds the exercise or base price of such shares. The value of the "in-the-money" options is computed based on the difference between the $13.125 per share fair market value of First National stock at December 31, 2000 and the exercise or base price of the shares subject to the underlying options. The value of shares subject to options exercisable and unexercisable at December 31, 2000 is displayed.

                    REPORT ON EXECUTIVE OFFICER COMPENSATION

         First National's compensation committee is required to provide shareholders of First National with a report discussing the basis for the compensation committee's action in establishing compensation for First National's executive officers. The report is also required to discuss the relationship, if any, between First National's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid to First National's Chief Executive Officer was based.

         The fundamental philosophy of First National's compensation program is to offer competitive compensation opportunities for executive officers that are based both on the individual's contribution and on First National's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading First National in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of First National's executive officers is reviewed and approved annually by the First National Bank compensation committee, which acts as First National's compensation committee. Annual compensation for First National's Chief Executive Officer (and other executive officers) consists of three elements.

         - A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided to key executives of other financial institutions of similar size and performance.

         - A short-term cash incentive program that is directly linked to individual performance and indirectly linked to First National's performance.

         - A long-term incentive program that provides stock options to executive officers. Stock option grants provide an incentive that focuses the executive's attention on managing First National from the perspective of a shareholder with an equity stake in the business. The economic value of any stock option granted is directly tied to the future performance of First National's stock and will provide value to the recipient only when the price of First National's stock increases over the option grant price.

         For First National's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 2000, First National increased the Chief Executive Officer's base salary by 4.8%. The compensation committee determined that the 4.8% increase in the Chief Executive Officer's base salary, in combination with the cash and stock option incentive programs available, was appropriate in light of two primary factors. The first factor was a desire of First National to provide the Chief Executive Officer with a base salary comparable to that paid on average by other banking organizations of similar size and financial performance. First National periodically participates in local, state and other salary/compensation surveys and has access to other published salary/compensation data. The compensation committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the Compensation Committee in setting and adjusting base salary was First National's 1999 accomplishment of a 10.79% return on equity and anticipated higher return on equity for 2000. This performance indicator is updated annually, where needed, to help determine the increase in First National's key executives' base salary and is also used to help determine the annual cash incentive, as described below.

         First National has also established short-term cash incentive plans for its bank subsidiaries. Under the primary plan, all wage and salaried employees of the sponsoring subsidiary are eligible to participate. For purposes of determining the cash incentive payable under the plan, performance is measured based on return on equity. At the beginning of each year, the compensation committee sets a performance goal expressed as a target return on equity percentage. The board of directors, at its discretion, retains the flexibility to change performance goals, bonus amounts and requirements of the plan during the year. An "incentive pool" is established by setting aside a certain percentage of net income above the target return on equity for the calendar year. Amounts paid into the incentive pool are distributed to wage and salaried employees based on their wage and salary level and performance, which is measured by their semiannual evaluation rating. For First National's key executives, the annual cash incentive during the years 1998, 1999 and 2000 ranged from 4.8% to 46.0% of base salary. This means that up to approximately 46.0% of annual compensation was variable, fluctuates significantly from year to year, and was directly and indirectly tied to business and individual performance.

         Additionally, First National has established a performance-based executive officer incentive plan that may provide cash incentive payments based on executives' performance in accomplishing specific individual goals and the Company's attaining certain net income levels. The Compensation Committee may establish a pool of funds for payments to executives at tiered levels based on meeting and exceeding planned net income targets.

         No stock option plan awards were made during the years 1998 and 2000. Please refer to the Summary Compensation Table for a listing of stock options granted to the listed executives in 1999.

         This report is provided as a summary of current practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the Chief Executive Officer. The $1,000,000 tax deduction limitation for executive compensation which is not performance based, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either First National's or it subsidiaries' compensation policy. Should such limitations become relevant, steps will be taken to amend First National's and its subsidiaries' compensation policy to assure compliance.

                           - Compensation Committee -

A. Dewall Waters, Chairman          Harry M. Mims, Jr.            Charles W. Clark             C. Parker Dempsey

                          DEFINED BENEFIT PENSION PLAN

         First National Bank maintains a noncontributory, defined benefit pension plan covering its employees, including executive officers. The pension plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974.

         The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 2000. The benefits shown are computed on a single life only annuity basis.

                 EMPLOYEES' PENSION PLAN OF FIRST NATIONAL BANK
                      ESTIMATED ANNUAL RETIREMENT BENEFITS
           (FOR AN EMPLOYEE WHOSE NORMAL RETIREMENT DATE IS 1/1/2001)
-------------------------------------------------------------------------------
     FAC*           10 Years         20 Years         30 Years         40 Years
-------------------------------------------------------------------------------
  $ 30,000          $ 2,700          $ 5,400          $ 8,100          $ 9,450
    40,000            3,860            7,720           11,580           13,510
    50,000            5,410           10,820           16,230           18,935
    60,000            6,960           13,920           20,880           24,360
    70,000            8,510           17,020           25,530           29,785
    80,000           10,060           20,120           30,180           35,210
    90,000           11,610           23,220           34,830           40,635
   100,000           13,160           26,320           39,480           46,060
   110,000           14,710           29,420           44,130           51,485
   120,000           16,260           32,520           48,780           56,910
-------------------------------------------------------------------------------
 * FAC:  Final Average Compensation is computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.
-------------------------------------------------------------------------------

         Upon a participant's retirement at normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with pension plan provisions. The amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the pension plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the pension plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, a participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. In addition, a participant is credited with one year of credited service under the pension plan for each year in which 1,000 or more hours are worked. Benefits under the pension plan are not subject to deduction for social security or other offset amounts. For purposes of computing a participant's final average compensation, the pension plan uses the following definition of participant compensation: W-2 earnings, including bonuses, overtime and commissions, but excluding employer contributions to employee benefit plans, as limited by Section 401 (a)(17) of the Internal Revenue Code.

         For purposes of executive officer participation in the pension plan, the executive officer compensation used for purposes of computing executive officer benefits under the pension plan is the same as that shown in the Summary Compensation Table. As of December 31, 2000 the named executive officers had accumulated the following years of credited service toward retirement: C. John Hipp, III, 7 years credited service; Robert R. Hill, Jr., 5 years credited service; James A. Shuford, III, 1 year credited service; Thomas S. Camp, 2 years credited service; and John C. Pollok, 4 years credited service.

                         SHAREHOLDER PERFORMANCE GRAPH

         The following line graph compares First National's cumulative total shareholder return with a performance indicator of the overall stock market and a published industry index. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

         Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. First National's 2000 Annual Report to Shareholders contains a variety of relevant performance indicators concerning First National. Thus, shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of executive compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with return on equity and return on assets percentages. As described in the Report on Executive Officer Compensation, First National's compensation committee uses return on equity in helping to determine short-term cash incentive program awards.

         The performance graph below compares First National's cumulative total return over the most recent five year period with two broad stock market performance indices and with two banking industry performance indices. In Proxy Statements for several previous years, the Company has compared First National with the Nasdaq Composite Index and the Nasdaq Bank Index. However, because First National is listed and traded on the American Stock Exchange (AMEX), and not on the Nasdaq (which over time has become somewhat heavily weighted toward technology stocks), we are also presenting a comparison with the broad AMEX Major Market Index and the SNL Southeast Bank Index. We believe these latter indices present a more relevant comparison to First National and will use them going forward. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. The value of First National's stock as shown in the graph is based on information known to First National regarding transactions in First National's stock. Because there was no active trading market in First National's stock prior to listing on the American Stock Exchange in January 1997, the information prior to that time is based on a limited number of transactions.

                            TOTAL RETURN PERFORMANCE


                                     [GRAPH]

                                                          Period Ending
                                 ---------------------------------------------------------------
Index                            12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
------------------------------------------------------------------------------------------------
First National Corporation        100.00     116.22     199.02     264.82     215.84     130.70
NASDAQ - Total US                 100.00     123.04     150.69     212.51     394.94     237.68
NASDAQ Bank Index                 100.00     132.04     221.06     219.64     211.15     241.10
SNL Southeast Bank Index          100.00     137.27     208.09     221.53     174.32     175.04
AMEX Major Market Index           100.00     124.68     156.24     184.86     217.69     222.85

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         First National Bank, Florence County National Bank and National Bank of York County have loan and deposit relationships with some of the directors of First National and its subsidiaries and with companies with which the directors are associated as well as with members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

         Robert R. Horger, Chairman of the Board of First National, is a partner in the law firm of Horger, Barnwell & Reid, which First National Bank has retained as general counsel during the past five years. First National Bank proposes to retain the firm during the current fiscal year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, First National's directors and executive officers are required to report periodically their ownership of First National stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to First National, it appears that all such reports for these persons were filed in a timely fashion in 2000.

                            INDEPENDENT ACCOUNTANTS

         The board of directors, upon the recommendation of the audit committee, has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for First National and its subsidiaries for the current fiscal year ending December 31, 2001, subject to ratification by First National's shareholders. J. W. Hunt and Company, LLP has advised First National that neither the firm nor any of its partners has any direct or material interest in First National and its subsidiaries except as auditors and independent certified public accountants of First National. Representatives of J.W. Hunt and Company, LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews the Company's financial reporting process, including internal controls, on behalf of the Board of Directors. The Committee is composed of four directors, each of whom is independent as defined by the rules of the American Stock Exchange. Management has the primary responsibility for the financial statements, internal controls, and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In the context of these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the December 31, 2000 audited financial statements. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent auditor's provision of non-audit services, as set forth in "Auditor Fees" below, is compatible with the auditor's independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors on March 15, 2001, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         The Audit Committee: M. Oswald Fogle, Chairman; Colden R. Battey, Jr.;
E. Everett Gasque, Jr.; Ralph W. Norman

                            AUDIT COMMITTEE CHARTER

         In 2000, the Board of Directors approved and adopted a formal written charter for the Audit Committee. The charter is presented at the end of this Proxy Statement as Appendix A.

                                  AUDITOR FEES

         The following listing presents the aggregate fees billed during 2000 to the Company (i) for the independent audit of the Company's annual financial statements and employee benefit plans and for the reviews of the Company's Form 10-Q filings for the year ended December 31, 2000; and (ii) for other reviews, tax preparations and estimates, and miscellaneous services rendered by J.W. Hunt and Company, LLP.

         Audit and Review Fees                                           $ 153,597
         Financial Information Systems Design and Implementation Fees           --
         All Other Fees                                                     86,177
                                                                         ---------
         Total                                                           $ 239,774

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         First National is mailing to shareholders contemporaneously with these Proxy Materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission. Further inquiries regarding Form 10-K should be directed to: First National Corporation, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, attention:
John L. Phillips, Controller.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No Company officer or insider participates as a member of the compensation committee.

                                 OTHER BUSINESS

         The board of directors of First National does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                   APPENDIX A

          CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                           FIRST NATIONAL CORPORATION
                       (Effective as of December 21, 2000)

I.       PURPOSE

         The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors of First National Corporation (the "Corporation") by reviewing (a) certain of the Corporation's financial reports, (b) the Corporation's system of internal accounting controls, and (c) the Corporation's accounting, auditing and financial reporting processes generally. The Committee's primary responsibilities are to:

         - Review the Corporation's financial reports and internal control system;

         - Monitor the performance of the Corporation's independent accountants; and

         - Provide an open avenue of communication among the Corporation's independent accountants, financial and senior management, and Board of Directors.

         While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or that they have been prepared in accordance with generally accepted accounting principles. In determining whether to recommend the inclusion of the Corporation's audited financial statements in the Corporation's annual report on Form 10-K, the Committee may rely on statements made by, and information obtained from, the Corporation's management and independent accountants.

II.      COMPOSITION

         Except as permitted by the rules of the American Stock Exchange, the Committee shall be comprised of three or more directors as appointed from time to time by the Board of Directors of the Corporation. Each member of the Committee shall be an independent director who is not an officer of the Corporation and who is, in the opinion of the Corporation's Board of Directors, free of any relationship that would interfere with the exercise of independent judgment as a member of the Committee. All members of the Committee shall, at the time of his or her appointment or within a reasonable period of time after his or her appointment, be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities of a business. Unless a Chairman of the Committee is appointed by the Board of Directors of the Corporation, the members of the Committee may designate a Chairman by majority vote of the full membership of the Committee.

III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management and other persons to attend any meeting and provide information or advice as needed. To foster open communication, the Committee shall meet at least annually with the Corporation's management and independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately.

IV.      ACTIVITIES

         To fulfill its responsibilities and duties, the Committee shall:

Review of Documents and Reports; Audit Committee Report

         1. Review this Charter at least annually and recommend its revision by the Board of Directors as conditions require.

         2. Review the Corporation's annual financial statements and any annual financial information filed with the Securities and

Exchange Commission or provided to the Corporation's shareholders, including any certification, report, opinion or review by the Corporation's independent accountants.

         3. If requested by management or the Corporation's independent accountants, review the quarterly financial statements of the Corporation prior to the release of quarterly earnings, and review, if and to the extent such review is required, the Corporation's Form 10-Q prior to its filing with the Securities and Exchange Commission. The Chairman of the Committee may request the entire Committee for these purposes.

         4. Have the authority to retain special legal, accounting or other consultants to advise the Committee, and otherwise to seek information or advice in any manner it deems appropriate.

         5. Provide a report to be included in each proxy statement of the Corporation, which report shall include the name of each Committee member and shall:

                  a. State whether the Committee has reviewed and discussed the audited financial statements with management;

                  b. Represent that the Committee has discussed the conduct of the audit with the Corporation's independent auditors;

                  c. Represent that the Committee has received the written disclosures from the Corporation's independent accountants required by Standard No. 1 of the Independence Standards Board; and

                  d. State whether, based on a review of the audited financial statements and discussions with the Corporation's independent accountants, the Committee recommended that the audited financial statements be included in the Corporation's annual report form 10-K filed with the Securities and Exchange Commission.

Independent Accountants

         6. Recommend to the Board of Directors the selection of the Corporation's independent accountants, considering their independence and effectiveness, and approve the scope of the proposed audit for each fiscal year and the compensation to be paid to such independent accountants.

         7. Review the performance of the Corporation's independent accountants, and recommend to the Board of Directors any proposed change with respect to such independent accountants if and when circumstances warrant.

         8. Periodically consult with the Corporation's independent accountants, out of the presence of the Corporation's management, with regard to the Corporation's internal controls and the completeness and accuracy of the Corporation's financial statements.

Internal Auditing Processes

         9. Recommend to the Board of Directors the appointment of a Director of Internal Audit, annually review the performance of the Director of Internal Audit, and recommend to the Board of Directors any proposed change with respect to the Director of Internal Audit if and when circumstances warrant.

         10. Periodically consult with the Director of Internal Audit regarding the internal audit process and the effectiveness and reliability of the Corporation's internal accounting controls.

         11. Review the regular internal reports to management prepared by the internal auditing department, including management's responses thereto. The Chairman of the Committee may represent the entire Committee for this purpose.

Financial Reporting Processes

         12. In consultation with the Corporation's independent accountants and the Director of Internal Audit, review the integrity and adequacy of the Corporation's financial reporting processes, both internal and external.

         13. Discuss with the Corporation's independent accountants their judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         14. Consider and review with the Corporation's independent accountants any significant findings and recommendations of such independent accountants together with management's responses thereto.

         15. Consider, and approve if appropriate, any significant changes to the Corporation's auditing and accounting principles and practices suggested by the Corporation's independent accountants, Director of Internal Audit or management.

Process Improvement

         16. Facilitate the reporting to the Committee by both management and the independent accountants of the Corporation of any significant judgments made in the preparation of the financial statements and the view of both groups as to the appropriateness of such judgments.

         17. After completion of the annual audit, review separately with the Corporation's management, Director of Internal Audit and independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         18. Review with the Corporation's independent accountants, Director of Internal Audit and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

Miscellaneous

         19. At each meeting of the Board of Directors, report any Committee activities since the last director's meeting and make such recommendations as the Committee deems appropriate.

         20. Approve any report to be included in the Corporation's annual report or proxy statement that describes the Committee's composition and responsibilities and how they were discharged.

         21. Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law that the Committee or the Board of Directors may deem necessary or appropriate.

         Approved by the Board of Directors of First National Corporation the twenty-first (21st) day of December, 2000.

P R O X Y                  FIRST NATIONAL CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

    C. John Hipp, III and Richard C. Mathis, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First National Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 24, 2001, and at any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS:

          John L. Gramling, Jr., Robert R. Horger, Harry M. Mims, Jr., Cathy Cox Yeadon, James W. Roquemore, John W. Williamson, III,
         M. Oswald Fogle, Thomas E. Suggs, and Luther J. Battiste, III

   [ ] FOR all nominees listed above      [ ] WITHHOLD AUTHORITY to
       (except any I have written below)      vote for all nominees listed above

  INSTRUCTION: To withhold authority to vote for any individual(s), write the nominee's(s') name(s) on the line below.

--------------------------------------------------------------------------------
2. PROPOSAL TO RATIFY APPOINTMENT OF J. W. HUNT AND COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS FIRST NATIONAL'S INDEPENDENT AUDITORS FOR 2001:

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                  (Continued and to be dated on reverse side)





3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting.

    THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

                                                  Sign exactly as your name or
                                                  names appear. When signing in
                                                  a representative capacity,
                                                  give title such as Trustee,
                                                  Executor or President.

                                                  Date:                   , 2001
                                                        ------------------


                                                  ------------------------------
                                                      Shareholder sign here


                                                  ------------------------------
                                                        Co-owner sign here

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

---------------------------------------    -------------------------------------

---------------------------------------    -------------------------------------

---------------------------------------    -------------------------------------